EXHIBIT 99.1

Contact:

Insignia Systems, Inc. John Gonsior, CFO (763) 392-6200

FOR IMMEDIATE RELEASE

INSIGNIA SYSTEMS, INC. ANNOUNCES VALASSIS’ TERMINATION OF AGREEMENT

MINNEAPOLIS, MN — March 28, 2014 — Insignia Systems, Inc. (Nasdaq: ISIG) (“Insignia” or “the Company”) today announced that Valassis In-Store Solutions (“Valassis”) has terminated the Retail Access and Distribution Agreement that was entered into on February 21, 2014 (which superseded the Company’s and Valassis’ prior agreements).  The termination becomes effective August 11, 2014, with all material terms and conditions of the February 21, 2014 amended agreement in full force and effect until that time.

Insignia’s President and CEO Glen Dall commented, “While this means that we will not be accessing certain retailers through our agreement with Valassis, and therefore creating a risk of reduced revenue, we now have the opportunity to access these retailers directly to retain them in our network as per our agreements with Valassis. We are well-positioned to build upon the retail industry relationships we have cultivated over the past 24 years.”

Mr. Dall continued, “We have already taken advantage of the opportunity for direct selling of our Insignia POPS® Program to additional CPGs, as a result of that right we obtained by signing the new agreement with Valassis. Our POPS Program continues to demonstrate effectiveness and value to CPG brands.”

He concluded, “Concurrent with these activities, we continue to explore new business opportunities to increase our product portfolio, attract new customers, and grow our retail network. CPG brands continue to demand options to market in-store promotional vehicles, and Insignia remains fully committed to this robust in-store market.”

Additional information regarding the termination of this agreement is available in the Form 8-K filed by Insignia on March 28, 2014, a copy of which is available at www.sec.gov.

About Insignia Systems, Inc.

Insignia Systems, Inc. is a developer and marketer of in-store advertising products, programs and services to retailers and consumer goods manufacturers. Through its Point-Of-Purchase Services (POPS) business, Insignia provides at-shelf advertising products in over 13,000 chain retail supermarkets, over 1,600 mass merchants and over 7,000 dollar stores. Through the nationwide POPS network, over 200 major consumer goods manufacturers, including General Mills, Kellogg Company, Kraft Foods and Nestlé, have taken their brand messages to the point-of-purchase. For additional information, contact (888) 474-7677, or visit the Insignia website at www.insigniasystems.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

Statements in this press release which are not statements of historical or current facts are considered forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The words “believes,” “expects,” “anticipates,” “seeks” and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release.  Statements made in this press release regarding, for instance: current expectations as to future financial performance); our ability to continue revenue growth, cost improvements and to maintain profitability; current sales trends with consumer packaged goods manufacturers; the expected addition of retailers and the ability to increase revenue; continued success in our business relationships; our ability to develop and successfully implement  new products to diversify our business and to increase our retailer access for these products, are forward-looking statements. These forward-looking statements are based on current information, which we have assessed and which by its nature is dynamic and subject to rapid and even abrupt changes. As such, actual results may differ materially from the results or performance expressed or implied by such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including: (i) the risk that management may be unable to fully or successfully implement its business plan to achieve and maintain profitability in the future; (ii) the risk that the Company will not be able to expand core product offerings or to develop and implement new product offerings in a successful manner, including our ability to gain retailer acceptance of new product offerings; (iii) the unexpected loss of a major consumer packaged goods manufacturer relationship or retailer agreement or termination of our relationship with News America or Valassis; (iv) prevailing market conditions in the in-store advertising industry, including intense competition for agreements with retailers and consumer packaged goods manufacturers and the effect of any delayed or cancelled customer programs; (v) potentially incorrect assumptions by management with respect to the financial effect of cost containment or reduction initiatives, current strategic decisions, current sales trends for fiscal year 2014; and (vi) other economic, business, market, financial, competitive and/or regulatory factors affecting the Company’s business generally, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2013 and additional risks, if any, identified in our Quarterly Reports on Form 10-Q and our Current Reports on Forms 8-K filed with the SEC. Such forward-looking statements should be read in conjunction with the Company’s filings with the SEC. The Company assumes no responsibility to update the forward-looking statements contained in this press release or the reasons why actual results would differ from those anticipated in any such forward-looking statement, other than as required by law.

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